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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): APRIL 25, 2005

                        NORTHERN BORDER PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)


             TEXAS                     333-88577                74-2684967
(State or other jurisdiction of       (Commission              (IRS Employer
        incorporation)                File Number)          Identification No.)

            13710 FNB PARKWAY
             OMAHA, NEBRASKA                           68154-5200
(Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (402) 492-7300


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01         OTHER EVENTS

         As previously disclosed in Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations-Overview" in our Form 10-K for the year ended December 31, 2004, we had approximately 800 million cubic feet per day ("mmcfd") or 28% of summer design capacity under contracts that expired or are due to expire by May 31, 2005. We disclosed that a possible reduction of $7 million to $14 million to 2005 net income and cash flows could result if sufficient demand did not exist for our capacity. Although we are currently revaluating this estimate, we believe a greater reduction is now likely. For the month of April, approximately 600 mmcfd of firm transportation was available for contracting. This firm capacity was not contracted for the month primarily due, we believe, to the unusually high summer to winter price differentials causing greater than average natural gas storage injections from Western Canadian supply sources. The impact to our revenues for the month of April is estimated to be a reduction of approximately $6 million. As a result of contracting activity to date, a total amount of approximately 650 mmcfd of capacity remains available beginning in May 2005. While transportation values fluctuate daily, the value to potential shippers of our transportation between Port of Morgan, Montana and Ventura, Iowa is currently less than our maximum transportation rate. As storage areas continue to fill opportunities for contracting firm capacity on us should improve. Consequently, we believe that the greatest potential for continued revenue shortfall will be in the second quarter of 2005.


This includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Pipeline Company believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include natural gas development in the Western Canadian Sedimentary Basin; competitive conditions in the overall natural gas and electricity markets; prices of natural gas and natural gas liquids; the availability of additional storage capacity, weather conditions during the summer months in our supply and market areas; and our ability to market pipeline capacity on favorable terms.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 25, 2005                NORTHERN BORDER PIPELINE COMPANY
                                    By: Northern Plains Natural Gas Company,
                                        LLC, Operator


                                    By: /s/ Jerry L. Peters
                                        ----------------------------------------
                                    Name: Jerry L. Peters
                                    Title: Vice President, Finance and Treasurer


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